EXHIBIT 5.1 – Legal Opinion

Law Offices

SEC Attorneys, LLC

Bank of America Building

980 Post Road East, 2nd Floor

Westport, Connecticut 06880

203.401.8089 Tel	Securities, Corporate, Franchise,
203.226.8645 Fax	Tax, International, Mergers and
203.286.2267 E-Fax	Acquisitions and Related Matters

SECAttorney.com

March 9, 2007

Filed via EDGAR

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:	Bene IO, Inc.

Form SB-2 Registration Statement (File No. 333-_________)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Bene IO, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the 12,000,000 shares of common stock being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Sincerely,

/s/ Jerry Gruenbaum

Jerry Gruenbaum. Esquire

A privately owned law firm not associated with any governmental agency